SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

Netfran Development Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed:

NETFRAN DEVELOPMENT CORP.

2801 N.E. 208th Terrace, 2nd Floor
Aventura, Florida 33180

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held August 29, 2003

To our Stockholders:

     The 2003 Annual Meeting of Stockholders (the “Annual Meeting”) of Netfran Development Corp.(the “Company”), will be held at 10:30 a.m. on August 29, 2003 at 2801 N.E. 208th Terrace, 2nd Floor, Aventura, Florida 33180, for the following purposes as more fully described in the accompanying Proxy Statement:

(1)	To elect the three directors;

(2)	To approve the 2003 Stock Incentive Plan;

(3)	To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on July 25, 2003 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Stockholders are requested to complete and date the enclosed form of proxy and return it promptly in the envelope provided.

By Order of the Board of Directors

July 29, 2003	Elliot Krasnow President

Please vote immediately. Shareholders should sign, date and return the proxy card.

Voting now will avoid the expense of a further solicitation.

Revocability and Voting of Proxy
Record Date and Voting Rights
Beneficial Ownership of Capital Stock
PROPOSAL NO. 1
ELECTION OF DIRECTORS
Vote Required
The Nominees of the Board of Directors
Board Committees
Attendance at Meetings
Section 16(a) Beneficial Ownership Reporting Compliance
Director Compensation
Certain Relationships and Related Transactions
SUMMARY COMPENSATION TABLE
Change of Control Arrangements
Stock Options Granted in 2002
Option Exercises in 2002 and Year-End Values
Equity Compensation Plan Information as of December 31, 2002
PROPOSAL NO. 2
APPROVAL OF THE 2003 STOCK INCENTIVE PLAN
General
Description of the 2003 Stock Incentive Plan
Purpose of the Plan and Eligibility
Shares Subject to the Plan
Administration
Awards Under the Plan
Terms of Stock Options
Restricted Stock
Change In Control
New Plan Benefits
Amendment, Suspension and Termination
Transfer Restrictions
Securities Law Compliance
Miscellaneous Provisions
Federal Income Tax Consequences
Tax Consequences to Participants
Tax Consequences to the Company
Vote Required
SELECTION OF INDEPENDENT PUBLIC ACCOUNTS FOR 2003
STOCKHOLDER PROPOSALS
FINANCIAL INFORMATION AND ANNUAL REPORT ON FORM 10-KSB
OTHER MATTERS

NETFRAN DEVELOPMENT CORP.

2801 N.E. 208th Terrace, 2nd Floor
Aventura, Florida 33180

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 29, 2003

     This Proxy Statement is furnished to the holders of Common Stock (the “Common Stock”), of Netfran Development Corp.(the “Company”) in connection with the solicitation by the Board of Directors of the Company of the enclosed proxy for use at the Annual Meeting of Stockholders to be held on August 29, 2003 (the “Annual Meeting”), or at any adjournment thereof. The purposes of the Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters which will come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named as proxies will vote on them in accordance with their best judgment.

     Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. Proxies will be mailed to shareholders on or about August 5, 2003 and will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of Common Stock and will reimburse them for their reasonable expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum at the Annual Meeting otherwise might not be obtained.

Revocability and Voting of Proxy

     A proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Any stockholder who gives a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. All proxies properly executed and returned will be voted in accordance with the instructions specified thereon. If no instructions are given, proxies will be voted FOR the election of the nominees of the Board of Directors and FOR Proposal No. 2.

Record Date and Voting Rights

     Only stockholders of record at the close of business on July 25, 2003 are entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. On such date, there were 3,665,088 shares of Common Stock outstanding. Each such share of Common Stock is entitled to one vote on each of the matters to be presented at the Annual Meeting. The holders of a majority of the voting rights outstanding represented by shares of Common Stock present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting.

     Proxies marked “withheld” as to any director nominee or “abstain” or “against” as to a particular proposal and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

     “Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. The effect of proxies marked “withheld” as to any director nominee or “abstain” or “against” as to a particular proposal and broker non-votes on each Proposal is discussed under each respective Proposal.

Beneficial Ownership of Capital Stock

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of July 15, 2003 by (i) each stockholder who is known by the Company to own beneficially more than five percent of the Company’s outstanding Common Stock, (ii) each current director and nominee for director of the Company, (iii) the Company’s executive officer named in the Summary Compensation Table, and (iv) by all executive officers and directors of the Company as a group. The information as to each person or entity has been furnished by such person or group.

Name and Address	Shares Beneficially Owned (1)	Percentage

Elliot Krasnow 2801 N.E. 208th Terrace, 2nd Floor. Aventura, Florida 33180	1,270,340	34.9%

Robert Steinberg 2801 N.E. 208th Terrace, 2nd Floor. Aventura, Florida 33180	110,000	3%

Dellray Lefevere 2801 N.E. 208th Terrace, 2nd Floor. Aventura, Florida 33180	75,000	2%

Farrington Family Trust, H. Roy & Virginia V. Farrington Trustees 7902 40th Street Gig Harbor, WA 98335	306,000	8.3%

All directors and officers as a group (3 persons)	1,455,340	39.7%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes shares which can be acquired by each person by exercise of outstanding options or warrants within 60 days from July 21, 2003. Does not include stock options granted under the 2003 Stock Incentive Plan which is subject to approval by the stockholders as set forth in Proposal No. 2 in this proxy statement.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

     Currently, there are three members of the Board of Directors. Directors are elected at each annual stockholders meeting to hold office until the next annual meeting or until their successors are elected and have qualified. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the five nominees named below.

     Each nominee has indicated that he is willing and able to serve as director if elected. If any nominee becomes unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

     The names and certain information concerning the three nominees for election as directors are set forth below. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

Vote Required

     The three nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast “FOR” a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Broker non-votes and proxies marked “withheld” as to one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

The Nominees of the Board of Directors

     The followings sets forth certain information about the nominees of the Board of Directors for election of directors at the Annual Meeting. Each of the nominees currently serves on the Board of Directors.

     Elliot Krasnow, age 57, has been the president, CEO and director since March 2000. From 1992 to 1994 he was president of Sandler Sales Institute of South Florida, a national sales training organization. From 1994 to 1995, Mr. Krasnow was co-producer for Mako Films International, Inc., an independent film production company. From 1995 to 1997, he was founder and president of Netspace, Inc. the predecessor company of Netvertise, Inc. d/b/a/ Netspace. Since 1997 he has been president and director of Netvertise, Inc., an Internet solutions company that provides services to NetfranTs franchisees.

     Dellray Lefevere, age 58, has been our vice president of franchise development since January 2000 and a director since September 2001. He also serves as Vice President of Netvertise since January 2002. He was director of sales for Uniglobe Travel, a franchise travel company, from 1997 to 1999. He was vice-president, franchising, with Leadership Management, Inc. from 1988 to 1992. From 1992 to 1997, he was executive vice president for General Business Services, a business tax/accounting franchise company, a division of Don Dwyer Group of Companies, a franchise development enterprise.

     Robert S. Steinberg, CPA, age 60, has been our chief financial officer since October 2000 and a director since September 2001. He has also served as chief financial officer of Netvertise, Inc. since October 2000. He has been a certified public accountant in private practice in South Miami, Florida since June 1977. Mr. Steinberg has been chief financial officer of the Company since October 2000. His professional experience extends over 34 years of diverse public practice. He is a CPA in NY and Florida. He is also an attorney admitted to the Bars of NY, Florida, The US Tax Court, the US Supreme Court and various US District and Circuit Courts of Appeal. Mr. Steinberg is also a credential business valuation expert who has testified in many court cases. He has lectured and published extensively including most recently, “Analyzing Economic and Valuation Issues”, Chapter 59, Florida Family Law, Mathew Bender & Company, 2000. He is a member of numerous professional organizations and serves on two charity boards of directors.

Board Committees

     The Board of Directors has not established an audit committee, nominating committee, compensation committee, or any other committees.

Attendance at Meetings

     During the fiscal year ended December 31, 2002, the Board of Directors held a total of meetings. No member of the Board of Directors attended fewer than 75% of the meetings of the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

     Based solely upon a review of the copies of Forms 3 and 4 and 5 thereto furnished to the Company, or written representations that no annual Form 5 reports were required, the Company believes that all filing requirements under Section 16(a) of the Securities Act of 1934, as amended (the “Exchange Act”) applicable to its directors, officers and any persons holding ten percent (10%) or more of the Company’s Common Stock were made with respect to the Company’s fiscal year ended December 31, 2002.

Director Compensation

     Messrs. Krasnow, Lefevere and Steinberg are employed by the Company and Netvertise, Inc. The Company reimburses Netvertise, Inc. for a portion of their salaries which the Company believes to be a fair allocation of the time they expend on the business and operations of the Company. For 2002, salaries of Messrs. Krasnow, Lefevere and Steinberg charged to the Company were $75,000, $60,000 (which includes commissions on franchise sales) and $12,000, respectively.

     Messrs. Krasnow, Lefevere and Steinberg continue to serve as officers and directors of both the Company and Netvertise, Inc. and will allocate their time between the two firms as needed. No specific time allocation to the Company can be estimated for the future since this will be based on the Company’s needs. In 2002, the Company estimates that Messrs. Krasnow, Lefevere and Steinberg devoted approximately 50%, 95% and 50%, respectively, of their working time to the Company. There are no written employment agreements between Netfran and Messrs. Krasnow, Steinberg and Lefevere, other than an agreement concerning Mr. Lefevere’s commissions on franchise sales. Under such agreement, Mr. Lefevere receives commissions of 5% of the selling price of franchises for which he was the procuring party and 2% of the selling price of franchises for which he was not the procuring party. No commission is paid on royalty, advertising, marketing, product and service fees.

     Directors are not paid for attendance at meetings of the Board of Directors.

     On February 11, 2003, the Board of Directors adopted the 2003 Stock Incentive Plan as incentive for continued and future service. Approval of the Plan is the subject of Proposal No. 2 in this Proxy Statement. Under the Plan, non-employee directors are to receive a grant of 10,000 shares of stock upon becoming a director. None of the current directors or the director nominees named in this Proxy Statement will receive options as non-employee directors.

Certain Relationships and Related Transactions

     The Company was founded in March 2000 to engage in the franchise business. At that time Elliot Krasnow funded its operations by purchasing shares of common stock from the Company for $75,000. These shares were contributed by Mr. Krasnow to Netvertise, Inc. in 2001. In November 2002, Netvertise, Inc. distributed to its shareholders all of the 3,340,088 shares of the Company’s common stock it then owned.

     The Company’s directors and executive officers, Elliot Krasnow, Dellray Lefevere and Robert Steinberg, are also executive officers of Netvertise, Inc. The Company shares office space, other personnel and expenses with Netvertise, Inc. pursuant to an agreement under which the Company and Netvertise, Inc. attempt to make a reasonable good faith allocation of the shared personnel, facilities and expenses. In fiscal year 2002 the Company incurred shared overhead costs in the amount of $33,600.

     Netvertise, Inc. has paid certain costs on behalf of the Company from time-to-time which the Company accrues on its balance sheet as a current liability due to affiliate. In November 2002 Netvertise, Inc. contributed $488,041 of the amount the Company owed Netvertise, Inc. to the Company’s capital thereby converting this liability into stockholder’s equity of the Company. As of March 31, 2003 the amount the Company owed to Netvertise, Inc. was $72,959. No repayment schedule for such amount has been established. In March 2002 the Company borrowed $250,000 from Netvertise, Inc. for working capital. This loan is due on March 6, 2004 with interest at 7% per annum payable quarterly.

     The Company’s agreement with Netvertise, Inc. also requires Netvertise, Inc. to provide certain Internet solutions, such as Web site design, hosting, promotion and publishing, to the Company’s franchisees. The Company’s franchisees are required to pay Netvertise, Inc. for such services at prices generally based on a percentage of the suggested retail price of such services. Netvertise, Inc. is obligated to provide such services to the Company’s franchisees at prices no greater than Netvertise, Inc. charges to its other customers.

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the total compensation paid or accrued to the Company’s chief executive officer in 2002 (the “named executive officer”). No officer earned over $100,000 in such year.

		Annual Compensation			Long Term Compensation Awards

					Awards		Payouts

				Other		Securities
				Annual	Restricted	Underlying	All	Other
				Compen-	Stock	Options/	LTIP	Compen-
		Salary	Bonus	sation	Award(s)	SARs	Payouts	sation
	Year	($)	($)	($)	($)	(#)	($)	($)

Elliot Krasnow, President,	2002	$75,000	—	—	—	—	—	—
Chief Executive Officer	2001	$75,000	—	—	—	—	—	—
	2000	-0-	—	—	—	—	—	—

Change of Control Arrangements

     The Company’s 2003 Stock Incentive Plan provides that in the event of a change in control as defined in the plan, all outstanding options under the plan will immediately become exercisable 100% for each participant and the restrictions on any restricted stock issued under the Plan will cease.

Stock Options Granted in 2002

     We did not grant any stock options in 2002.

Option Exercises in 2002 and Year-End Values

     The executive officer named in the Summary Compensation Table held no stock options as of December 31, 2002. The executive exercised no stock options during 2002.

Equity Compensation Plan Information as of December 31, 2002

     The Company makes grants of stock and options to purchase common stock of the Company individually and pursuant to its stock option plan. The Company has also used common stock to pay consultants and advisors for services. The following table gives information about outstanding equity compensation plans as of December 31, 2002. The table does not include any shares issuable under the 2003 Stock Incentive Plan which is the subject of Proposal 2 of this Proxy Statement.

Number of securities
remaining available
	Number of securities to be	Weighted-average	for future issuance under
	issued upon exercise of	exercise price of	equity compensation plans,
	outstanding options,	outstanding options,	(excluding securities
Plan category	warrants and rights	warrants and rights	reflected in column (a))

	(a)	(b)	(c)

Equity compensation plans approved by security holders	-0-	-0-	-0-

Equity compensation plans not approved by security holders	-0-	-0-	-0-

Total:	-0-	-0-	-0-

     During 2002, the Company issued 33,738 shares of common stock to a consultant for services.

PROPOSAL NO. 2

APPROVAL OF THE 2003 STOCK INCENTIVE PLAN

General

     The Stockholders will be asked to approve the 2003 STOCK INCENTIVE PLAN (the “Plan”), at the Annual Meeting. The Plan was adopted by the Board of Directors on February 11, 2003, subject to stockholder approval.

     If the stockholders do not approve its Plan by February 11, 2004 the Company will not be able to make its shares available for issuance under the Plan, and the awards which were granted in 2003 subject to stockholder approval will be null and void.

     The Board of Directors believes that the Plan will be an important long-term incentive that is critical to enable the Company to attract and retain qualified personnel and will encourage participants to focus on the long-term growth of stockholder value as well as promoting a closer identity of interest between participants and stockholders of the Company.

Description of the 2003 Stock Incentive Plan

     The following is a description of the material features of the 2003 Stock Incentive Plan.

Purpose of the Plan and Eligibility

     The purpose of the Plan is to advance the interests of the Company and its stockholders by providing a means to attract, retain and reward employees (including employees who may be directors and officers), independent contractors and consultants of the Company and its subsidiaries with an added incentive to provide their services to the Company and to induce them to exert their maximum efforts towards the Company’s success. By thus encouraging participants and promoting their continued association with the Company, the Plan is expected to benefit the Company and its stockholders. In any fiscal year the maximum number of options which may be granted under the Plan to an individual is 500,000, subject to adjustments to reflect stock splits and dividends.

Shares Subject to the Plan

     The Plan, as amended, authorizes the grant of restricted stock and stock options for up to 600,000 shares of the Company’s Common Stock. In the event of certain changes in the Company’s Common Stock such as recapitalization, reclassification, stock split, combination or exchange of shares, stock dividends or the like, appropriate adjustment will be made in the number and kind of shares available for issuance under the Plan and the option price per share. As of July 25, 2003, the closing asked price of a share of our common stock was $.0.45.

Administration

     The Plan is administered by the Board of Directors of the Company or a committee of directors appointed by the Board. As of the date of the Proxy Statement the Board has not appointed a committee so the references to the Committee shall refer to the Board. The Committee has the full and exclusive power to construe, interpret and administer the Plan, including, but not limited to, the authority to designate which eligible participants are to be granted options and to determine the type of award and the number of shares to be subject thereto and the terms and conditions thereof, consistent with the terms of the Plan. The Committee is also authorized to adopt, amend and revoke rules relating to the administration of the Plan.

Awards Under the Plan

     The Plan provides that the Committee may grant stock options and restricted stock pursuant to a written agreement which may contain such terms as the Committee determines. Subject to the provisions of the Plan, the Committee has the sole and complete authority to determine the eligible employees, consultants and advisors for each award and the terms and conditions thereof as long as not inconsistent with the Plan.

     Stock Options provide for the right to purchase shares of Company Common Stock at a specified price as determined by the Committee, provided that the exercise price per share of an incentive stock option may not be less than 100% of the fair market value of a share as of the date the option is granted. Stock options granted under the Plan may be incentive stock options (“ISOs”) that are designed to comply with the provisions of Section 422 of the Internal Revenue Code (the “Code”) and will be subject to restrictions contained in the Code or nonqualified stock options (“NQSOs”). The maximum number of shares of Company Common Stock that may be issued or transferred upon the exercise of ISOs may not exceed the total number of shares available for grant under the Plan as set forth above under “Shares Subject to the Plan”. Stock options may be granted for any term specified by the Committee, provided that no option may be exercisable after ten years from the date of grant. The Committee may accelerate the exercisability of any option or portion thereof at any time. The Committee may provide in the option agreement that all or a part of the shares received by an optionee upon the exercise of a NQSO shall be restricted shares subject to any or all of the restrictions or conditions described below.

     Reload Options are additional stock options granted to any optionee upon the exercise of options through the delivery of shares of Company Common Stock. Reload options (i) may be granted only with respect to the same number of shares as were surrendered to exercise the options, (ii) the exercise price per share of the reload options may not be less than 100% of the fair market value of a share as of the date the reload options are granted, and (iii) the reload options may not be exercisable on the later to occur of (a) the expiration of the term of the original options, or (b) ten years from the date of grant of the Reload Options.

Terms of Stock Options

     Exercise Price. The exercise price for each Option will be determined by the Committee, but will not be less than 100% of the fair market value of a share of Common Stock on the date of grant for any ISO. If an ISO is granted to a ten percent stockholder of the Company (as defined in the Plan), the exercise price will be at least 110% of the fair market value of a share on the date of grant.

     Method of Exercise. Options will be exercisable in such manner as determined by the Committee. Payment of the exercise price for an Option may be made in cash, by certified check, or at the election of the Optionee, by delivering Company Stock or stock options with a fair market value meeting the conditions specified in the Plan or cashless exercise through a broker approved by the Committee.

     Limits on Exercisability. No Option will be exercisable after the expiration of ten years from the date an Option is granted (five years with respect to an ISO held by an Optionee who is a ten percent shareholder of the Company). Options will be exercisable at such times and subject to such conditions as determined by the Committee. An option granted under the Plan will generally expire on the first to occur of: (i) conviction of a felony against the Company (ii) three (3) months after the date of a termination of employment or retention for any reason other than death or (ii) six (6) months after death of the optionee; provided that the Committee may specify in the document governing the option that an Option may be exercisable during a longer period.

Restricted Stock

     The Committee may grant shares of restricted stock, which is an award of shares of common stock that is subject to the attainment of pre-established performance goals or other conditions, restrictions and contingencies as the Committee determines. Awards of restricted stock may be granted solely to participants who are employees or consultants and advisors of the Company, or any of its subsidiaries or parent corporations. Unless otherwise determined by the Committee at grant, each award of restricted Stock will provide that if the participant engages in detrimental activities (as defined in the Plan) prior to, or during the one year period after, any vesting of restricted Stock, the Committee may direct (at any times within two years thereafter) that all unvested Restricted Stock be immediately forfeited to the Company and that the participant will pay the Company an amount equal to the fair market value at the time of vesting of any restricted stock that has vested in the period referred to above. (This does not apply upon a Change of Control). The purchase price of the Restricted Stock will be fixed by the Committee.

     Awards of restricted stock must be accepted within 90 days (or such shorter period as the Committee may specify at grant) after the award date by executing a Restricted Stock Award agreement and paying whatever price (if any) the Committee designates. Additionally, recipients of restricted stock are required to enter into a restricted stock agreement, which states the restrictions to which the shares are subject and the criteria or date or dates on which such restrictions will lapse. Within these limits, based on service, attainment of objective performance goals, and such other factors as the Committee may determine in its sole discretion, the Committee may provide for the lapse of such restrictions or may accelerate or waive such restrictions at any time. A participant who receives an award of restricted stock shall not have any rights with respect to such award of restricted stock, unless and until such participant has delivered a fully executed copy of a restricted stock award agreement and has otherwise complied with the applicable terms and conditions of such award.

     Awards of restricted stock may be intended to satisfy Section 162(m) of the Code. Under the Plan, an award of restricted stock may be conditioned upon or subject to the attainment of performance goals. These performance goals will be based on one or more of the objective criteria with regard to the Company (or any subsidiary corporation, parent corporation, division, or other operational unit of the Company) as described in the Plan.

Change In Control

     In the event of a change in control as defined in the Plan, all options under the Plan will immediately become exercisable 100% for each participant and restrictions on restricted stock grants will terminate.

New Plan Benefits

     Future grants of restricted stock and stock options, if any, that will be made to eligible participants are subject to the discretion of the Committee and, therefore, are not determinable at this time. The following table reflects certain information about restricted stock and stock options which have been granted under the Plan in 2003.

Name and Position	Number of Shares of Restricted Stock	Number of Stock Options

Elliott Krasnow	200,000	40,000
Robert Steinberg	100,000	40,000
Dellray Lefevere	25,000	0
Executive Group	325,000	80,000
Non-Executive Director Group	-0-	-0-
Non-Executive Officer Employee Group	-0-	10,000

Amendment, Suspension and Termination

     The outstanding options under the Plan may be wholly or partially amended or otherwise modified, or terminated at any time or from time to time by the Board of Directors of the Company or vote of the holders of a majority of the Company’s outstanding voting capital stock voting as a single class, provided that (i) no such amendment or modification may, without written consent of the participant, alter or impair any rights or obligations under any outstanding options under the Plan; and (ii) no amendment will be effective unless approved by the affirmative vote of the holders of a majority of securities of the Company present, or represented, and entitled to vote at a meeting of shareholders of the Company duly held within twelve months of the date of adoption where such amendment will: (a) increase the total number of shares reserved for the issuance under the Plan; or (b) materially change the standards of eligibility under the Plan; (c) materially increase the benefits which may accrue to participants under the Plan; or (d) be deemed by the Company’s counsel to result in the adoption of a new plan.

     The Committee may amend, modify or terminate any outstanding award with the participant’s written consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan.

Transfer Restrictions

     Except as otherwise determined by the Committee, no award shall be assignable or transferable except by will or the laws of descent and distribution, and no right or interest of any participant shall be subject to any lien, obligation or liability of the participant.

Securities Law Compliance

     In the event that the shares to be acquired pursuant to the Plan are not covered by a then current registration statement under the Securities Act of 1933 (the “Securities Act”), and is not otherwise exempt, such shares will be restricted against transfer to the extent required by the Securities Act and the Committee may require any participant to represent in writing an intention to invest, rather than distribute, the shares.

Miscellaneous Provisions

     The adoption of the Plan will not affect any other compensation or incentive plans in effect for the Company or any subsidiary. Nothing in the Plan guarantees continued employment for any participating employee. The Company and its subsidiaries reserve the right to remove, terminate or discharge any employee at any time and for any reason.

Federal Income Tax Consequences

     The following is a brief summary of certain of the federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

Tax Consequences to Participants

     The Committee may grant both NQSOs and ISOs. With respect to an NQSO, in general: (i) no income will be recognized by an optionee at the time an NQSO is granted; (ii) at the time of exercise of an NQSO, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares if they are nonrestricted on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of an NQSO, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

     With respect to an ISO, no income generally will be recognized by an optionee upon the grant or exercise of an ISO. However, any excess of the fair market value of the shares at the time of exercise over the option price will be subject to the alternative minimum tax. If no disposition of shares issued to an optionee is made within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss.

     If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares if a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Tax Consequences to the Company

     To the extent that an employee recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the employee performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the tests of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” under the Code and is not disallowed by Section 162(m) of the Code.

Vote Required

     Approval of Proposal No. 2 requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote, a quorum being present. A proxy marked “abstain” or “against” the proposal and broker non-votes will have the effect of a negative vote on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE 2003
STOCK INCENTIVE PLAN.

SELECTION OF INDEPENDENT PUBLIC ACCOUNTS FOR 2003

     McClain and Company, LC has audited the Company’s financial statements annually since the Company’s inception in 2000 and the Board of Directors has selected such firm as the Company’s independent auditors for the year ending December 31, 2003.

     We expect that new legal and regulatory requirements will increase audit and audit-related costs in 2003. We have not included an auditor ratification proposal because of the increased costs which would likely be required in the event that a new independent auditing firm was selected in 2003 due to the extra time and expense involved in familiarizing a new audit firm with the Company’s operations. Representatives of McClain and Company, LC are expected to be present at the Annual Meeting by telephone in order to answer appropriate questions and to make a statement if they desire to do so.

     Fees related to services performed by McClain and Company, LC in 2002 were as follows:

Audit Fees	$19,155
Financial Information Systems Design and Implementation Fees	-0-
All Other Fees	-0-

Total	$19,155

STOCKHOLDER PROPOSALS

     Any stockholder desiring to submit a proposal for action at the 2004 Annual Meeting of Stockholders and presentation in the Company’s Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than January 20, 2004 in order to be considered for inclusion in the Company’s proxy statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

FINANCIAL INFORMATION AND ANNUAL REPORT ON FORM 10-KSB

     The Company’s financial statements for the year ended December 31, 2002 are included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002, which is being mailed to the Company’s stockholders with this Proxy Statement. Stockholders may obtain a copy of any exhibit included in the Form 10-KSB by requesting it in writing from Elliot Krasnow, 2801 N.E. 208th Terrace, 2nd Floor, Aventura, Florida 33180.

OTHER MATTERS

     The Board of Directors is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

By Order of the Board of Directors

July 29, 2003	Elliot Krasnow President

NETFRAN DEVELOPMENT CORP.

2801 N.E. 208th Terrace, 2nd Floor
Aventura, Florida 33180

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Elliot Krasnow and Robert S. Steinberg as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all of the shares of Common Stock of Netfran Development Corp. held of record by the undersigned on July 25, 2003 at the Annual Meeting of Stockholders to be held on August 29, 2003, or any adjournment or postponement thereof.

1)	ELECTION OF DIRECTORS

For all nominees listed below: ☐

Withhold authority to vote all nominees listed below: ☐

INSTRUCTION:

To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.

Elliot Krasow Dellray Lefevere Robert S. Steinberg

2)	PROPOSAL TO APPROVE THE 2003 STOCK INCENTIVE PLAN

For ☐ Against ☐ Abstain ☐

In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the nominees listed herein and FOR Proposal 2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: ______________, 2003

(signature)

(signature, if held jointly)

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.